UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Noodles & Company
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April 18, 2017

To Our Stockholders:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Noodles & Company at the offices of the Company at 520 Zang Street, Suite D, Broomfield, Colorado, on May 11, 2017, at 10:00 a.m. local time.

The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope so that your shares are represented. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

Dave Boennighausen
Interim Chief Executive Officer and Chief Financial Officer

NOODLES & COMPANY
520 ZANG STREET, SUITE D
BROOMFIELD, COLORADO 80021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders of Noodles & Company (the “Company”) will be held at the offices of the Company at 520 Zang Street, Suite D, Broomfield, Colorado, on May 11, 2017, at 10:00 a.m. local time, for the following purposes:
1. To elect the two directors named in the Proxy Statement as Class I directors of Noodles & Company, each to serve for three years and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.
2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending January 2, 2018.
3. To approve the material terms of the performance goals pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to be used for purposes of the Company’s Amended and Restated 2010 Stock Incentive Plan.
4. To approve the material terms of the performance goals pursuant to Section 162(m) of the Code to be used for purposes of the Company’s annual incentive bonus arrangements.
5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
Only stockholders of record at the close of business on March 13, 2017 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. We expect to mail proxy materials (which include this Proxy Statement, proxy card and our 2016 Annual Report) to our stockholders on or about April 18, 2017.

By Order of the Board of Directors

Paul A. Strasen,
Executive Vice President,
General Counsel & Secretary
Broomfield, Colorado
April 18, 2017

Whether or not you expect to attend the meeting, please vote via the Internet, by telephone, or by completing, dating, signing and promptly returning the accompanying proxy card in the enclosed postage-paid envelope so that your shares may be represented at the meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MAY 11, 2017:
THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT
www.proxypush.com/NDLS

Noodles & Company
Proxy Statement
For the Annual Meeting of Stockholders
To Be Held on May 11, 2017

TABLE OF CONTENTS

Page
The Meeting	1
Proposal No. 1—Election of Directors	4
Proposal No. 2—Ratification of Appointment of Independent Registered Public Accounting Firm	12
Proposal No. 3 - Approval of Material Terms of Section 162(m) Performance Goals to be Used for Purposes of the Amended and Restated 2010 Stock Incentive Plan	13
Proposal No. 4 - Approval of Material Terms of Section 16(m) Performance Goals to be Used for Purposes of Annual Incentive Bonuses	18
Equity Compensation Plan Information	20
Security Ownership of Certain Beneficial Owners and Management	21
Executive Compensation	24
Director Compensation	28
Transactions with Related Persons	30
Report of the Audit Committee	32
Section 16(a) Beneficial Ownership Reporting Compliance	33
Stockholder Proposals	33
Directors’ Attendance at Annual Stockholder Meetings	33
Stockholder Communications	33
Other Business	33
Where You Can Find More Information	33

5

NOODLES & COMPANY
520 ZANG STREET, SUITE D, BROOMFIELD, COLORADO 80021
PROXY STATEMENT
April 18, 2017

THE MEETING
The accompanying proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Noodles & Company, a Delaware corporation (the “Company”), for use at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of the Company at 520 Zang Street, Suite D, Broomfield, Colorado, on May 11, 2017, at 10:00 a.m. local time. The Proxy Statement, the form of proxy and the Annual Report were first mailed to stockholders on or about April 18, 2017. Electronic copies of this Proxy Statement, form of proxy and Annual Report are available at investor.noodles.com and www.proxypush.com/NDLS.
Voting Rights, Quorum and Required Vote
Only holders of record of our Class A and Class B common stock at the close of business on March 13, 2017, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on March 13, 2017, we had 27,872,925 shares of common stock outstanding and entitled to vote, of which 26,350,827 were Class A Common Stock and 1,522,098 were Class B Common Stock. Holders of the Company’s Class A and Class B common stock are entitled to one vote for each share held as of the above record date, with the exception that Class B common stock does not vote on the election or removal of directors. Shares of our Class B common stock are convertible on a share-for-share basis into shares of our Class A common stock at the election of the holder. As of the close of business on March 13, 2017, we also had outstanding 18,500 shares of Series A convertible preferred stock (the “Preferred Stock”), which shares are convertible into 4,252,873 shares of Class A common stock. The outstanding shares of Preferred Stock are entitled to vote on an as-converted basis with the holders of our common stock on the matters submitted to a vote of holders of our common stock. On April 12, 2017, 18,500 shares of Preferred Stock were converted into 4,252,873 shares of Class A common stock. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf. A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority in voting power of all issued and outstanding stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” (described below) will be counted in determining whether there is a quorum.
Proposal No. 1—Election of Directors—directors will be elected by a plurality of the votes of the shares of common stock cast at the Annual Meeting, which means that the two nominees receiving the highest number of “for” votes will be elected. Withheld votes and broker non-votes (as defined below) will have no effect on Proposal No. 1.
Proposal No. 2—Ratification of Appointment of Independent Registered Public Accounting Firm—requires the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present in person or represented by proxy. Abstentions will count the same as votes against Proposal No. 2. Since this is a “routine” proposal, there should be no broker non-votes with respect to this Proposal No. 2.
Proposal No. 3—Approval of Material Terms of the Section 162(m) Performance Goals to be used for purposes of the Company’s Amended and Restated 2010 Stock Incentive Plan—requires the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present in person or represented by proxy. Abstentions will count the same as votes against Proposal No. 3. Broker non-votes will have no effect on Proposal No. 3.
Proposal No. 4—Approval of Material Terms of the Performance Goals Pursuant to Section 162(m) of the Code to be used for purposes of the Company’s Annual Incentive Bonus Arrangements—requires the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present in person or represented by proxy. Abstentions will count the same as votes against Proposal No. 4. Broker non-votes will have no effect on Proposal No. 4.

Voting Your Shares
If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote in person at the Annual Meeting, via telephone, or electronically through the Internet by following the instructions included in the proxy card or by completing, dating and signing the accompanying proxy card and promptly returning it in the enclosed envelope. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal or in the case of the election of the Class I directors, as a vote “for” election to Class I of the Board of each of the nominees presented by the Board.
If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote in person at the Annual Meeting. If you do not provide voting instructions to your broker in advance of the Annual Meeting, New York Stock Exchange rules grant your broker discretionary authority to vote on “routine” proposals. The ratification of the appointment of the independent registered public accounting firm in Proposal No. 2 is the only item on the agenda for the Annual Meeting that is considered routine. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal, and the unvoted shares are referred to as “broker non-votes.”
In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.
The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, that must be borne by the stockholder.
Expenses of Solicitation
The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies in person, by telephone or email. Following the original mailing of the proxies and other soliciting materials, the Company will request that banks, brokers and other nominees forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers and other nominees for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.
Revocability of Proxies
Any person submitting a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked by a subsequent vote or proxy that is submitted via telephone or Internet, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, or by attendance at the Annual Meeting and voting in person. In order for beneficial owners to change any of your previously provided voting instructions, you must contact your bank, broker or other nominee directly.
Delivery of Documents to Stockholders Sharing an Address
We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding” under which multiple stockholders who share the same address will receive only one copy of the Annual Report, the Proxy Statement, and the proxy card, unless we receive contrary instructions from one or more of the stockholders. If you wish to opt out of householding and receive multiple copies of the proxy materials at the same address, or if you have previously opted out and wish to participate in householding, you may do so by notifying us by telephone at 720-214-4132, by mail at Noodles & Company at, 520 Zang Street, Suite D, Broomfield, CO 80021, or by email at investorrelations@noodles.com, and we will promptly deliver the requested materials. You also may request additional copies of the proxy materials by notifying us in writing or by telephone at the same address, email address, or telephone number. Brokerage firms and banks are also entitled to household. Stockholders with shares registered in the name of a brokerage firm or bank should contact their brokerage firm or bank to request information about householding or to opt in or out of householding.
If you received the proxy materials by mail and would like to receive a copy of the proxy materials electronically via an e-mail on a going forward basis, please follow the instructions on the proxy card (or the voting instructions card provided by your brokerage firm or bank) to request electronic delivery of the proxy materials via e-mail on a going forward basis.

Explanatory Note
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we will not be required to provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or obtain stockholder approval of any golden parachute payments not previously approved. In addition, because we are an emerging growth company, we are not required to include a Compensation Discussion and Analysis section in this Proxy Statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies.
We could be an emerging growth company for up to five years from June 28, 2013, the date of our initial public offering, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur at the end of the fiscal year during which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Under Section 107(b) of the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

PROPOSAL NO. 1—ELECTION OF DIRECTORS
The size of the Company’s Board of Directors is currently fixed at eight members, and the Board of Directors is presently comprised of eight members, who are divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term.
James Rand, formerly a Class I director and a member of the Audit Committee, resigned from the Board of Directors effective as of April 3, 2017, at which time Thomas Lynch was elected to replace Mr. Rand as a Class I director. In addition, Johanna Murphy, who has served as a member of our Board of Directors since 2014 and whose term expires at this Annual Meeting, has decided not to stand for re-election at this Annual Meeting. We thank Ms. Murphy and Mr. Rand for their years of dedicated service to the Company.
Mr. Lynch is standing for re-election at the Annual Meeting as a Class I director. In addition, in connection with the expiration of Ms. Murphy’s current term at the Annual Meeting, the Board nominated Robert Hartnett to stand for election as a Class I director at the Annual Meeting. Because Mr. Hartnett currently serves as a Class III director, to facilitate his election as a Class I director at the Annual Meeting, Mr. Hartnett notified the Board of his intention to resign as a Class III director effective and contingent upon his election as a Class I director at the Annual Meeting. If Mr. Hartnett is elected as a Class I director at the Annual Meeting, a vacancy will be created by Mr. Hartnett’s resignation as a Class III director. Class II directors consist of Andrew Taub, François Dufresne, and Jeffrey Jones; and Class III directors consist of Dave Boennighausen, Scott Dahnke and Robert Hartnett (who, as discussed above, notified the Board of his intention to resign as a Class III director effective and contingent upon his election as a Class I director at the Annual Meeting). Class II and Class III directors will stand for reelection or election at the 2018 and 2019 annual meetings of stockholders, respectively.
If elected at the Annual Meeting, each of the Class I director nominees would serve for three years expiring at the 2020 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If either of the nominees is unable or unwilling to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), the stockholders may vote for a substitute nominee chosen by the present Board to fill the vacancy. In the alternative, the stockholders may vote for just the remaining nominees, leaving a vacancy that may be filled at a later date by the Board, or the Board may reduce the size of the Board.
The names of the nominees for election as Class I directors at the Annual Meeting and of the incumbent Class II and Class III directors (other than Mr. Hartnett who is listed as a Class I director nominee), and certain information about them, including their ages, as of April 18, 2017, are included below.

	Class	Age	Position	Year Elected Director	Current Term Expires	Expiration of Term for which Nominated
Nominees
Thomas Lynch	I	57	Director	2017	2017	2020
Robert Hartnett(1)	I	65	Independent Chairman	2016	2019	2020
Continuing Directors
François Dufresne(2)(3)	II	56	Director	2016	2018
Jeffrey Jones(1)(2)	II	55	Director	2013	2018
Andrew Taub	II	48	Director	2010	2018
Dave Boennighausen	III	39	Interim Chief Executive Officer, Chief Financial Officer and Director	2015	2019
Scott Dahnke(2)(3)(4)	III	51	Director	2011	2019
________________________

(1)	Member of the Audit Committee. Ms. Murphy will continue to serve on the Audit Committee until the Annual Meeting.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

(4)	Lead Independent Director until July 25, 2016.

Nominees for Election as Class I Directors

Thomas Lynch joined our Board of Directors in April 2017 when Mill Road Capital made an investment in the Company. See “Transactions with Related Persons.” Since January 2005, Mr. Lynch has served as the Senior Managing Director of Mill Road Capital Management LLC, a private equity firm he founded that is headquartered in Connecticut. Mr. Lynch previously founded and was a managing director of the private equity firm Lazard Capital Partners. He also was previously employed as a Managing Director of private equity at the Blackstone Group and as a senior consultant at the Monitor Company, a strategic consulting firm. Mr. Lynch’s extensive experience as a director includes currently serving as chairman of the board of directors of Rubio's Restaurants, Inc., a privately held restaurant company controlled by Mill Road and as a director of Panera Bread Company. He previously served as a director of Physicians Formula Holdings, Inc., a public cosmetics company and has also served on numerous other private and not-for-profit boards of directors. Mr. Lynch earned his Bachelor’s degree with honors in Political Economy and Philosophy from Williams College, a Master of Philosophy degree from Oxford University and a Master of Business Administration degree from Stanford University. Mr. Lynch brings to our Board of Directors significant experience in the fast casual segment of the restaurant industry, including public company experience.
Robert Hartnett joined our Board of Directors and became Chairman in July 2016.  He has over 40 years of restaurant industry experience.  Most recently he served as Chief Executive Officer for Houlihan’s Restaurants, Inc., a position that he held from 2001 until successfully negotiating the sale of that company in 2015.  During his tenure at Houlihan’s, Mr. Hartnett successfully re-invented and revitalized the Houlihan’s brand.  Prior to joining Houlihan’s, Mr. Hartnett served as President, CEO and Chairman of Einstein/Noah Bagel Inc., a then publicly traded company with more than 500 Einstein Bros. and Noah’s New York Bagels restaurants across 27 states.  In addition, he has owned and operated Einstein Bros. and Boston Market franchise restaurants and has served as President of Bennigan’s Restaurants, a multi-unit casual dining operator.  Mr. Hartnett brings to our Board of Directors a wealth of experience in restaurant operations and restaurant brand development.
Continuing Directors

François Dufresne has been a member of our Board of Directors since March 2016. Mr. Dufresne joined Public Sector Pension Investment Board (“PSP Investments”) as a Senior Director, Private Equity in January 2016. Argentia Private Investments Inc. (“Argentia”) is a wholly owned subsidiary of PSP Investments and is an affiliate of the Company because, they, together with L Catterton, own more than 50% of our capital stock and we entered into a stockholders agreement with them. These arrangements, pursuant to which Mr. Dufresne was selected as a member of our Board of Directors, are discussed further in the “Transactions with Related Persons” section of this Proxy Statement. From August 2013 to March 2015, he was Vice President Corporate Development and Chief Financial Officer at Ovivo Inc., a Montréal-based company listed on the TSX that designs and delivers conventional to highly technological water treatment solutions for the industrial and municipal markets around the world. From 2002 to June 2013, Mr. Dufresne was a Partner at Ernst & Young LLP in Canada. From 1997 to 2002, he was Vice-President Corporate Development at Telesystem International Wireless Inc., a Montréal-based company listed on NASDAQ and on the TSX that operated wireless voice and data networks in several markets outside of North America, including Brazil, Czech Republic and Romania. Prior to that, Mr. Dufresne spent 11 years at Arthur Andersen, the last four years as a Partner. He holds a law degree (LL.B., 1982) from Université Laval and a Master’s Degree in Taxation (M.Fisc., 1987) from Université de Sherbrooke. Mr. Dufresne brings to our Board of Directors public company and international experience, as well as overall financial, corporate and strategic development experience.
Jeffrey Jones has been a member of our Board of Directors since September 2013. From 2003 to 2012, Mr. Jones served as the Chief Financial Officer for Vail Resorts, Inc. (NYSE: MTN), a publicly held resort management company, and also served as a member of the board of directors of Vail Resorts, Inc. from 2008 through 2012. In addition, later in his tenure at Vail Resorts, Inc., Mr. Jones served as President - Lodging, Retail and Real Estate. Mr. Jones is currently a member of the board of directors of Hershey Entertainment and Resorts, where he chairs the audit and finance committee and is a member of the compensation committee; and Summit Hotel Properties, Inc. (NYSE:INN), where he is the lead independent director and chair of the audit committee and a member of the compensation and governance committees. He is also a member of the US Bank Advisory Board and is a member of the board at the Leeds School of Business, University of Colorado at Boulder. Prior to joining Vail Resorts, Mr. Jones held Chief Financial Officer positions with Clark Retail Enterprises and Lids Corporation. Mr. Jones received a BA in Accounting and American Studies from Mercyhurst College and is a member of the AICPA. Mr. Jones brings to our Board of Directors significant public company experience in financial positions including significant audit committee roles, as well as overall financial, operations and strategic development experience.
Andrew Taub joined our Board of Directors in December 2010. Mr. Taub is a Managing Partner at L Catterton. He joined Catterton, L Catterton’s predecessor, in 1996 and has previously served as a Vice President and Principal prior to becoming a Partner in the firm. L Catterton is an affiliate of the Company because, they, together with Argentia, own more than 50% of our capital stock and we entered into a stockholders agreement with them. These arrangements, pursuant to which Mr. Taub was selected as a member of our Board of Directors, are discussed further in the “Transactions with Related Persons” section of this Proxy Statement. Mr. Taub has helped capitalize and grow over a dozen consumer companies including restaurants, retail, food and beverage and marketing services. Prior to joining Catterton, he spent three years as Vice President of Nantucket Holding Company, a merchant bank specializing in the acquisition and management of troubled companies, as well as the consolidation of fragmented industries. Previously he worked in Mergers and Acquisitions at Dean Witter Reynolds and Coopers & Lybrand. Mr. Taub received a BA from the University of Michigan and an MBA from Columbia Business School. Mr. Taub brings to our Board of Directors expertise in the retail and consumer industry.
Dave Boennighausen has served as our Interim Chief Executive Officer since July 2016 and our Chief Financial Officer since July 2012. He became a member of our Board of Directors in August 2015. Mr. Boennighausen served as our Vice President of Finance from October 2007 to March 2011 and our Executive Vice President of Finance from April 2011 to February 2012. He began his career with May Department Stores. He received a BS in Finance and Marketing from Truman State University and holds an MBA from the Stanford Graduate School of Business. Mr. Boennighausen brings to our Board of Directors leadership skills, financial experience and strategic guidance.
Scott Dahnke has been a member of our Board of Directors since September 2011. Mr. Dahnke is the Global Co-CEO of L Catterton. Prior to becoming Global Co-CEO in 2016, Mr. Dahnke had been a Managing Partner of L Catterton since 2003, and has a broad range of business experience in private equity, consulting, management and finance. L Catterton is an affiliate of the Company because, they, together with Argentia, own more than 50% of our capital stock and we entered into a stockholders agreement with them. These arrangements, pursuant to which Mr. Dahnke was selected as a member of our Board of Directors, are discussed further in the “Transactions with Related Persons” section of this Proxy Statement. Prior to joining Catterton, he was a Managing Director at Deutsche Bank Capital Partners and at AEA Investors, where he led AEA’s consumer products investing efforts. Previously, Mr. Dahnke was the Chief Executive Officer of infoUSA, a leading publicly traded provider of business and consumer marketing products and services. Prior to joining infoUSA, Mr. Dahnke served clients on an array of strategic and operational issues as a Partner at McKinsey & Company. His early career also includes experience in the Merger Department of Goldman, Sachs & Co. and with General Motors. Mr. Dahnke received a BS, magna cum laude, in Mechanical Engineering from the University of Notre Dame. He also received academic honors while earning an MBA from the Harvard Business School. Mr. Dahnke brings to our Board of Directors expertise in the retail and consumer industry.

The Board of Directors recommends a vote FOR the election of each of the Class I director nominees listed above.

Directors and Corporate Governance
Board Composition
Our Board of Directors currently consists of eight members.

In accordance with the amended and restated certificate of incorporation and the amended and restated bylaws, our Board of Directors is divided into three classes with staggered three-year terms. The authorized number of directors may be changed pursuant to the Company’s bylaws by resolution of the Board of Directors. Our directors are divided among the three classes as follows:

•
Current Class I directors are Johanna Murphy and Thomas Lynch, whose term will expire at the 2017 annual meeting of stockholders. As described above, Ms. Murphy has decided not to stand for re-election at this Annual Meeting.

•	Current Class II directors are François Dufresne, Jeffrey Jones, and Andrew Taub, whose term will expire at the 2018 annual meeting of stockholders.

•
Current Class III directors are Dave Boennighausen, Scott Dahnke, and Robert Hartnett, whose term will expire at the 2019 annual meeting of stockholders. However, as described above, Mr. Hartnett was nominated by the Board to stand for election as a Class I director at the Annual Meeting. To facilitate his election as a Class I director, Mr. Hartnett has notified the Board of his intention to resign as a Class III director effective and contingent upon his election as a Class I director at the Annual Meeting.

Directors for a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal.
Board Independence
Under the listing requirements and NASDAQ rules, independent directors must comprise a majority of a listed company’s Board of Directors. Our Principles of Corporate Governance (the “Principles”) provide that an “independent” director is a director who meets the NASDAQ definition of independence and the Principles also provide that, under applicable NASDAQ rules, the members of each of the Audit and Compensation Committees are subject to additional, heightened independence criteria applicable to directors serving on these committees. Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of each director (both generally, and, where applicable, under heightened independence criteria applicable to certain committees). Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined, based on the recommendation of our Nominating and Corporate Governance Committee, that each of Messrs. Dahnke, Dufresne, Hartnett, Jones, Lynch and Taub, and Ms. Murphy is “independent” under NASDAQ rules and that each of Messrs. Stuart Frenkiel (who resigned from the Board in February 2016) and Rand was “independent” during the time he served on our Board of Directors. In making the independence determinations, our Board of Directors assessed the current and prior relationships that each non-employee director has with us and all other relevant facts and circumstances, including the beneficial ownership of our capital stock by each non-employee director. Based on these assessments, for each director deemed to be independent, our Board of Directors made a determination that, because of the nature of the director’s relationships and/or the amounts involved, each director deemed to be independent had no relationships with our company or our management that, in the judgment of the Board, would impair the director’s independence.
Messrs. Dufresne and Dahnke are currently members of the Compensation Committee and are affiliated with Argentia and L Catterton, respectively. Pursuant to applicable SEC and NASDAQ requirements, the Board of Directors considered all factors specifically relevant to determining whether either of these directors had or has a relationship which is material to that director’s ability to be independent from management in connection with their duties as members of the Compensation Committee, including these affiliations, and the Board determined that these directors are independent for purposes of serving on the Board of Directors and its Compensation Committee.
Leadership Structure
The Board does not have a policy regarding the separation of the roles of Chairman and Chief Executive Officer (the “CEO”) and believes that it is in the best interest of the Company and its stockholders for the Board periodically to evaluate and make a determination regarding whether or not to separate the roles of Chairman and CEO based upon the circumstances.

The Company had a combined Chairman and CEO position for the past eight years, and the Board believed that such structure was appropriate in light of the then-CEO’s long tenure with the Company and his familiarity with the Company’s business and industry. However, in connection with the resignation of Kevin Reddy from his position as CEO and Chairman of the Board on July 25, 2016, the Board has reviewed its leadership structure and has determined that separating the roles of Chairman and CEO is the most effective leadership structure for the Company at this time. As such, the Board appointed Dave Boennighausen as the Company’s interim CEO (in addition to his role as the Company’s Chief Financial Officer) and Robert Hartnett as the non-executive Chairman of the Board. The Board believes that the separation of Chairman and CEO duties allows Mr. Hartnett to better focus on active leadership of the Board and oversight of management, while allowing Mr. Boennighausen to better focus on day-to-day operations of the Company and corporate strategy.
Among others, the Chairman’s duties and responsibilities include:

•	presiding at meetings of the Board and stockholders;

•	facilitating communication between the Board and the Company’s management;

•	assisting the CEO in formulating long-term strategy;

•	coordinating agendas and schedules for Board meetings, information flow to the Board and other matters pertinent to the Company and the Board; and

•	being available for consultation and communication with major stockholders as appropriate.
Executive Sessions of Independent Directors
In order to promote open discussion among independent directors, our Board of Directors has a policy of conducting executive sessions of independent directors during each regularly scheduled Board meeting and at such other times as may be requested by an independent director. These executive sessions are chaired by our independent Chairman. Our independent Chairman provides feedback to our Chief Executive Officer, as needed, promptly after the executive session.
Principles of Corporate Governance
Our Principles of Corporate Governance are available on our website at investor.noodles.com/corporate-governance.cfm.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our officers and employees, including our Interim Chief Executive Officer and Chief Financial Officer and those officers and employees responsible for financial reporting. We have also adopted a director code of business conduct and ethics that applies to our directors. Our codes of business conduct and ethics are posted on the investor relations section of our website at investor.noodles.com. We intend to disclose future amendments to our codes of business conduct and ethics, and any waivers of their provisions that we grant to our executive officers and directors, on our website within four business days following the date of the amendment or waiver.
Board Meetings
During 2016, the Board of Directors held four meetings. Each director then serving attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during the period such director served and the total number of meetings held by any of the committees of the Board of Directors on which such director served during such period.
The Board’s Role in Risk Oversight
The Board of Directors oversees the Company’s risk management process. The Board oversees a Company-wide approach to risk management, designed to enhance stockholder value, support the achievement of strategic objectives and improve long-term organizational performance. The Board determines the appropriate level of risk for the Company generally, assesses the specific risks faced by the Company and reviews the steps taken by management to manage those risks. The Board’s involvement in setting the Company’s business strategy facilitates these assessments and reviews, culminating in the development of a strategy that reflects both the Board’s and management’s consensus as to appropriate levels of risk and the appropriate measures to manage those risks. Pursuant to this structure, risk is assessed throughout the enterprise, focusing on risks arising out of various aspects of the Company’s strategy and the implementation of that strategy, including financial, legal/compliance, operational/strategic, health and safety, and compensation risks. The Board also considers risk when evaluating proposed transactions and other matters presented to the Board, including acquisitions and financial matters.
While the Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Audit Committee reviews and discusses the Company’s practices with respect to risk assessment and risk management. The Audit Committee also focuses on financial risk, including internal controls, and discusses the Company’s risk profile with the Company’s independent registered public accounting firm. In addition, the Audit Committee oversees the Company’s compliance program with respect to legal and regulatory requirements, including the Company’s codes of conduct and policies and procedures for monitoring compliance. The Compensation Committee periodically reviews compensation practices and policies to determine whether they encourage excessive risk taking, including an annual review of management’s assessment of the risk associated with the Company’s compensation programs covering its employees, including executives, and discusses the concept of risk as it relates to the Company’s compensation programs. Management regularly reports on applicable risks to the relevant committee or the Board, as appropriate, including reports on significant Company projects, with additional review or reporting on risks being conducted as needed or as requested by the Board and its committees.
Board Committees
Audit Committee
Our Audit Committee, which met four times in 2016, is currently composed of Jeffrey Jones, Johanna Murphy and Robert Hartnett. Mr. Jones is the Chairman of the Audit Committee and our Audit Committee financial expert, as currently defined under SEC rules. Each member of the Audit Committee meets the requirements for financial literacy under the applicable NASDAQ rules. All of our Audit Committee members meet the additional, heightened independence criteria applicable to directors serving on the Audit Committee under NASDAQ rules and SEC rules.
The Audit Committee operates under a written charter, available on our website at investor.noodles.com/corporate-governance.cfm, that satisfies the applicable standards of the SEC and the listing requirements of NASDAQ, and oversees our corporate accounting and financial reporting process. The Audit Committee’s responsibilities include, but are not limited to:

•	appointing, compensating, retaining and overseeing our independent registered public accounting firm;

•
approving in advance all audit and permissible non-audit services to be provided by the outside auditor, and establishing policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the outside auditor;

•	at least annually, reviewing the independence of the outside auditor;

•	at least annually, obtaining and reviewing a report by the outside auditor describing, among other things, its internal quality-control procedures;

•
meeting to review and discuss with management and the outside auditor the annual audited and quarterly financial statements of the Company and the independent auditor’s reports related to the financial statements;

•
receiving reports from the outside auditor and management regarding, and reviewing and discussing the adequacy and effectiveness of, the Company’s internal controls, including any significant deficiencies in internal controls and significant changes in internal controls reported to the Audit Committee by the outside auditor or management;

•	receiving reports from management regarding, and reviewing and discussing the adequacy and effectiveness of, the Company’s disclosure controls and procedures;

•	reviewing and discussing earnings press releases, and corporate practices with respect to earnings press releases and financial information and earnings guidance provided to analysts;

•
overseeing the Company’s compliance program with respect to legal and regulatory requirements, including the Company’s Codes of Business Conduct and Ethics and the Company’s policies and procedures for monitoring compliance;

•	reviewing and discussing the Company’s practices with respect to risk assessment and risk management;

•	establishing and overseeing procedures for handling reports of potential misconduct; and

•	establishing and periodically reviewing policies and procedures for the review, approval and ratification of related party transactions.

Compensation Committee

Our Compensation Committee, which met four times in 2016, is currently composed of Scott Dahnke, François Dufresne and Jeffrey Jones, each of whom is a non-employee, independent member of our Board of Directors. Mr. Dufresne began serving on the Committee on March 4, 2016. The Compensation Committee operates under a written charter, available on our website at investor.noodles.com/corporate-governance.cfm, that satisfies the applicable standards of the SEC and NASDAQ. The Compensation Committee’s responsibilities include, but are not limited to:

•
overseeing the Company’s overall compensation philosophy, policies and programs, and assessing whether the Company’s compensation philosophy establishes appropriate incentives for management and employees;

•
reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, set the Chief Executive Officer’s compensation level based on this evaluation, and approve the grant of equity awards to the Chief Executive Officer;

•	setting the compensation of other executive officers based upon the recommendation of the Chief Executive Officer and approve the grant of equity awards to such executive officers;

•	administering and making recommendations to the Board with respect to the Company’s incentive compensation and equity-based compensation plans that are subject to Board approval;

•	approving the terms and grant of equity awards for executive officers;

•	reviewing and approving the design of other benefit plans pertaining to executive officers;

•	approving, and amending or modifying, terms of other compensation and benefit plans as appropriate;

•	reviewing and recommending to the Board employment and severance arrangements for executive officers, including employment agreements and change-in-control provisions, plans or agreements;

•	annually reviewing the compensation of directors for service on the Board and its committees and recommending changes in compensation to the Board as appropriate;

•	overseeing the assessment of risks related to the Company’s compensation policies and programs; and

•	annually reviewing an assessment of any potential conflicts of interest raised by the work of any compensation consultants.

Pursuant to the terms of its charter, the Compensation Committee may delegate its duties and responsibilities to one or more subcommittees, consisting of not less than two members of the Committee.

Our Interim Chief Executive Officer, Dave Boennighausen, makes recommendations to the Compensation Committee regarding the compensation of the other executive officers of the Company.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is, or has at any time been, an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any other entity that has one or more executive officers serving on our Board of Directors or Compensation Committee. No directors served on the Compensation Committee in 2016 other than Messrs. Dahnke, Frenkiel, Dufresne, and Jones. Mr. Dufresne joined the Compensation Committee in March 2016.
Nominating and Corporate Governance Committee Committee
Our Nominating and Corporate Governance Committee, which met once in 2016, is currently composed of Messrs. Scott Dahnke and François Dufresne, each of whom is a non-employee, independent member of our Board of Directors. Mr. Dahnke is the Chairman of the Nominating and Corporate Governance Committee. Mr. Dufresne joined the Nominating and Corporate Governance Committee on March 4, 2016. The Nominating and Corporate Governance Committee operates under a written charter, available on our website at investor.noodles.com/corporate-governance.cfm, that satisfies the applicable standards of the SEC and NASDAQ. The Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to:

•	developing and recommending to the Board criteria for Board membership;

•	assessing the contributions and independence of incumbent directors in determining whether to recommend them for re-election;

•	identifying, reviewing the qualifications of and recommending candidates for election to the Board;

•	establishing procedures for the consideration of Board candidates recommended for the Committee’s consideration by the Company’s stockholders;

•	recommending to the Board the Company’s candidates for election or re-election to the Board at each annual stockholders’ meeting;

•	recommending to the Board candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

•	developing and recommending to the Board a set of corporate governance principles, and annually reviewing those principles and recommending changes to the Board as appropriate;

•	making recommendations to the Board concerning the size, structure, composition and functioning of the Board and its committees; and

•	recommending committee members and chairpersons to the Board for appointment.
Policy Regarding Stockholder Recommendations
The Company identifies new director candidates through a variety of sources. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner it considers other candidates, as described below. Stockholders seeking to recommend candidates for consideration by the Nominating and Corporate Governance Committee should submit a recommendation in writing describing the candidate’s qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as director. Please submit this information to the Corporate Secretary, Noodles & Company, 520 Zang Street, Suite D, Broomfield, CO 80021, or by email at investorrelations@noodles.com.
Stockholders may also propose director nominees by adhering to the advance notice procedure described under “Stockholder Proposals” elsewhere in this Proxy Statement.

Director Qualifications

The Nominating and Corporate Governance Committee and the Board believe that candidates for director should have certain minimum qualifications, including, without limitation:

•	demonstrated business acumen and leadership, and high levels of accomplishment;

•	ability to exercise sound business judgment and to provide insight and practical wisdom based on experience;

•	commitment to understand the Company and its business, industry and strategic objectives;

•	integrity and adherence to high personal ethics and values, consistent with our Code of Business Conduct and Ethics;

•	ability to read and understand financial statements and other financial information pertaining to the Company;

•	commitment to enhancing stockholder value;

•	willingness to act in the interest of all stockholders; and

•	for non-employee directors, independence under NASDAQ listing standards and other applicable rules and regulations.

In the context of the Board’s existing composition, other requirements, such as restaurant industry experience or experience in a particular business discipline, that are expected to contribute to the Board’s overall effectiveness and meet the needs of the Board and its committees may be considered. The Company values diversity on a company-wide basis and seeks to achieve diversity of occupational and professional backgrounds on the Board, but has not adopted a specific policy regarding Board diversity.

The Nominating and Corporate Governance Committee consults with other members of the Board of Directors and with the Company’s management in identifying and evaluating candidates for director.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017
The Audit Committee of the Board of Directors has selected Ernst & Young LLP, or Ernst & Young, to be the Company’s independent registered public accounting firm for the year ending January 2, 2018, and recommends that the stockholders vote for ratification of such appointment. Ernst & Young has been engaged as our independent registered public accounting firm since 2009. As a matter of good corporate governance, the Audit Committee has requested the Board of Directors to submit the selection of Ernst & Young as the Company’s independent registered public accounting firm for 2017 to stockholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We expect representatives of Ernst & Young to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
Audit and Related Fees
The following table sets forth the aggregate fees for professional services rendered by Ernst & Young for the audit of our financial statements for 2016 and 2015 and the aggregate fees for other services rendered by Ernst & Young billed in those periods:

	2016	2015
Audit fees(1)	$529,972	$475,721
Audit-related fees	—	—
Tax fees(2)	8,968	104,505
Total audit and related fees	$538,940	$580,226
_____________________

(1)	2016 and 2015 audit fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered.

(2)	Tax fees relate to professional services rendered for tax compliance, tax return review and preparation and related tax advice.
The Board of Directors adopted a written policy for the pre-approval of certain audit and non-audit services that Ernst & Young provides. The policy balances the need for independence of Ernst & Young while recognizing that in certain situations Ernst & Young may possess both the technical expertise and knowledge of the Company to best advise the Company on issues and matters in addition to accounting and auditing. In general, the Company’s independent registered public accounting firm cannot be engaged to provide any audit or non-audit services unless the engagement is pre-approved by the Audit Committee. Certain services may also be pre-approved by the Chairman of the Audit Committee under the policy. All of the fees identified in the table above were approved in accordance with SEC requirements and pursuant to the policies and procedures described above.

The Board of Directors recommends a vote FOR the ratification of the appointment of ERNST & YOUNG LLP for 2017.

PROPOSAL NO. 3 - APPROVAL OF MATERIAL TERMS OF THE SECTION 162(M) PERFORMANCE GOALS TO BE USED FOR PURPOSES OF THE COMPANY’S AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

The Board of Directors recommends that stockholders approve the material terms of the performance goals applicable to awards granted pursuant to the Company’s Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”). Approval of the material terms of the performance goals is a condition for certain awards made under the 2010 Plan to qualify as fully tax-deductible performance-based compensation under Section 162(m) of the Code.
Section 162(m) places a limit of $1 million on the amount the Company may deduct in any one year for compensation paid to a “covered employee,” which means any person who as of the last day of the fiscal year is the chief executive officer or one of the Company’s three highest compensated executive officers other than the CFO, as determined under SEC rules. There is, however, an exception to this limit on deductibility for compensation that satisfies certain conditions for “qualified performance-based compensation” set forth under Section 162(m). One of the conditions requires stockholder approval every five years of the material terms of the performance goals of the plan under which the compensation will be paid after a “grandfathering” period following an initial public offering that expires at the Annual Meeting.
For purposes of Section 162(m), the material terms of the performance goals include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects is discussed below.
Summary of Section 162(m) Terms

Eligibility and Participation

Awards may be granted under the 2010 Plan to current or prospective officers of the Company or any subsidiary as well as nonemployee directors and any other service providers who have been retained to provide consulting, advisory or other services to the Company or any subsidiary. As of March 13, 2017, there were seven non-employee directors and approximately 10,900 eligible employees and other service providers eligible to receive awards under the 2010 Plan. The 2010 Plan permits the grant of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and incentive bonuses to eligible individuals.
Performance Goals

Under the 2010 Plan, stock options, SARs, restricted stock, RSUs or incentive bonuses may become exercisable or vested based upon the satisfaction of performance goals, as determined by the Compensation Committee of the Board, which may include performance goals based on: total stockholder return; net income; pretax earnings; other earnings-related metrics, including earnings before interest expense, taxes, depreciation and amortization (“EBITDA”); pretax operating earnings measures; operating margin; earnings per share; return on equity; return on capital; return on investment; operating earnings; working capital; revenue or sales-related measures; expenses or expense levels; debt reduction; and cash flow.
Maximum Grants under the 2010 Plan

The plan administrator has the authority in its sole discretion to determine the type or types of awards made under the 2010 Plan. The Compensation Committee has determined that in no event will any participant receive in any calendar year grants of more than 500,000 stock options, 500,000 shares of restricted stock and/or restricted stock units, and/or $2.0 million in incentive bonuses under the 2010 Plan or the Company’s annual incentive bonus arrangements (as described in Proposal No. 4 on page 18 of this Proxy Statement).
Determination of Performance-Based Compensation and Maximum Grants and Awards Under the 2010 Plan

Performance-based compensation will be paid solely on account of the attainment of one or more objective performance goals established in writing by the Compensation Committee while the attainment of such goals is substantially uncertain. Performance goals will be based on one or more business criteria that apply to an individual, a business unit or the Company as a whole, and may be measured on an absolute basis or on a relative basis and on a GAAP or non-GAAP basis, annually or over a period of years. The Compensation Committee is prohibited from increasing the amount of compensation payable if a performance goal is met, but may reduce or eliminate compensation even if such performance goal is attained.

To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance under a performance goal to (A) eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) exclude one or more of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under an incentive plan or any other compensation arrangement maintained by the Company.
Additional Materials Terms of the 2010 Plan
A summary of other significant terms of the 2010 Plan appears below. The discussion below does not purport to be complete and is subject to, and is qualified in its entirety by, the text of the 2010 Plan. A copy of the 2010 Plan was included as an exhibit to our Form S-1/A filed on June 17, 2013 and can be obtained upon request from the Secretary of the Company.
Purpose
The purpose of the 2010 Plan is to enable the Company and its subsidiaries to attract, retain and motivate directors, members of management and certain other officers and key employees of the Company and its subsidiaries by providing for or increasing their proprietary interest in the Company.
General
The number of shares of common stock available for issuance pursuant to awards granted under the 2010 Plan shall not exceed 6,744,191 shares. The number of shares issued or reserved pursuant to the 2010 Plan (or pursuant to outstanding awards) is subject to adjustment as a result of mergers, consolidations, reorganizations, stock splits, stock dividends and other changes in our common stock. Shares subject to awards that have been terminated, expired unexercised, forfeited or settled in cash do not count as shares issued under the 2010 Plan. In addition, (i) shares subject to awards that have been retained or withheld by us in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an award and (ii) shares subject to awards that otherwise do not result in the issuance of shares in connection with payment or settlement thereof do not count as shares issued under the 2010 Plan. Further, shares that have been delivered to us in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an award will be available for awards under the 2010 Plan.
Administration
The 2010 Plan is administered by the Compensation Committee of the Board of Directors or another committee designated by the Board, or in the absence of any such committee, the Board itself. The administrator of the plan has the discretion to determine the individuals to whom awards may be granted under the 2010 Plan, the manner in which such awards will vest and the other conditions applicable to awards in accordance with the terms in the 2010 Plan. Options, SARs, restricted stock, RSUs and incentive bonuses may be granted to participants in such numbers and at such times during the term of the 2010 Plan as the administrator of the plan shall determine. The administrator is authorized to interpret the 2010 Plan, to establish, amend and rescind any rules and regulations relating to the 2010 Plan and to make any other determinations that it deems necessary or desirable for the administration of the 2010 Plan. All decisions, determinations and interpretations by the administrator of the plan, and any rules and regulations under the 2010 Plan and the terms and conditions of or operation of any award, are final and binding on all participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the 2010 Plan or any award.
Options
The administrator will determine the exercise price and other terms for each option and whether the options are nonqualified stock options or incentive stock options. Incentive stock options may be granted only to employees and are subject to certain other restrictions provided that such exercise price shall not be less than the fair market value of the underlying stock on the date of the grant. To the extent an option intended to be an incentive stock option does not so qualify, it will be treated as a nonqualified option. A participant may exercise an option by written notice and payment of the exercise price in common stock, cash or a combination thereof, as determined by the administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under an option, the delivery of previously owned shares and withholding of shares deliverable upon exercise.

Stock Appreciation Rights
The administrator may grant SARs independent of or in connection with an option. The exercise price per share of a SAR will be an amount determined by the administrator, and the administrator will determine the other terms applicable to SARs. Generally, each SAR will entitle a participant upon exercise to an amount equal to: the excess of the fair market value on the exercise date of one share of common stock over the exercise price, times the number of shares of common stock covered by the SAR. Payment shall be made in common stock or in cash, or partly in common stock and partly in cash, all as shall be determined by the administrator.
Restricted Stock and Restricted Stock Units
The administrator may award restricted common stock and RSUs. Restricted stock awards consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. RSUs result in the transfer of shares of common stock or cash to the participant only after specified conditions are satisfied. The administrator will determine the restrictions and conditions applicable to each award of restricted stock or RSUs, which may include performance vesting conditions.
Adjustments
In the event of any reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends, extraordinary dividends or distributions or similar events, the administrator will appropriately adjust the number of shares available under and subject to outstanding awards under the 2010 Plan.
Transferability
Unless otherwise determined by the administrator, awards granted under the 2010 Plan generally are not transferable other than by will or by the laws of descent and distribution.
Termination of Employment; Change in Control
Upon the termination of a participant’s employment with the Company any portion of an award granted under the 2010 Plan that is unvested at the time of such termination will be forfeited and canceled, unless otherwise expressly provided in the award agreement or another contract, including an employment agreement.
In the case of options and SARs, unless otherwise expressly provided in the award agreement or another contract, including an employment agreement, the participant (or his or her beneficiary) may exercise any vested options or SARs (i) in the case of a termination due to death or disability, for a period equal to the shorter of (x) twelve months from the date of the participant’s death or termination of employment or (y) until the expiration of the option or SAR or (ii) in the case of a termination for reasons other than death, disability or cause, for a period equal to the shorter of (x) three months from the date of the participant’s termination of employment of (y) until the expiration of the option or SAR. Upon a termination for cause, the entire option or SAR, whether vested or unvested, will be cancelled and forfeited.
Unless otherwise expressly provided in the award agreement or another contract, including an employment agreement, the administrator may provide for the acceleration of the vesting and, if applicable, exercisability of any outstanding award, or portion thereof, or the lapsing of any conditions or restrictions on or the time for payment in respect of any outstanding award, or portion thereof upon a change in control or the termination of the participant’s employment following a change in control. In addition, unless otherwise expressly provided in the award agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a change in control, the administrator may provide that any or all of the following shall occur in connection with a change in control: (a) the substitution for the common stock subject to any outstanding award, or portion thereof, stock or other securities of the surviving corporation or any successor corporation to us, or a parent or subsidiary thereof, in which event the aggregate purchase or exercise price, if any, of such award, or portion thereof, shall remain the same, (b) the conversion of any outstanding award, or portion thereof, into a right to receive cash or other property upon or following the completion of the change in control in an amount equal to the value of the consideration to be received by holders of our common stock in connection with such transaction for one share, less the per share purchase or exercise price of such award, if any, multiplied by the number of shares subject to such award, or a portion thereof, (c) the acceleration of the vesting (and, as applicable, the exercisability) of any and/or all outstanding awards and/or (d) the cancellation of any outstanding and unexercised awards upon or following the completion of the change in control.
Effectiveness of the 2010 Plan; Amendment and Termination

The amendment and restatement of the 2010 Plan, which was approved by the Board of Directors on May 16, 2013, became effective when it is was approved by our stockholders by written consent in accordance with applicable law on May 24, 2013. The 2010 Plan will remain available for the grant of awards until the tenth anniversary of the effective date of the amendment and restatement.
The Board of Directors may amend, alter or discontinue the 2010 Plan in any respect at any time, but no amendment may diminish any of the rights of a participant under any awards previously granted, without his or her consent. In addition, stockholder approval is required for any amendment that would increase the maximum number of shares available for awards, reduce the price at which options may be granted, change the class of eligible participants, or otherwise when stockholder approval is required by law or under stock exchange listing requirements.
U.S. Federal Income Tax Considerations
The following is a general summary under current law of certain United States federal income tax consequences to the Company and participants who are citizens or individual residents of the United States relating to awards granted under the 2010 Plan. This summary deals with the general tax principles that apply to such awards and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed. This summary is not tax advice and it does not discuss all aspects of federal taxation that may be relevant to the Company and participants. Accordingly, the Company urges each participant to consult his or her own tax advisor as to the specific tax consequences of participation in the 2010 Plan under federal, state, local and other applicable laws.
Non-Qualified Stock Options
A non-qualified stock option is an option that does not meet the requirements of Section 422 of the Code. A participant generally will not recognize taxable income when granted a non-qualified stock option. When the participant exercises the stock option, he or she generally will recognize taxable ordinary income equal to the excess of the fair market value of the shares received on the exercise date over the aggregate exercise price of the shares. The participant’s tax basis in the shares acquired on exercise of the option will be increased by the amount of such taxable income. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes. When the participant sells the shares acquired on exercise, the participant generally will realize long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them. Special rules apply if all or a portion of the exercise price is paid in the form of shares.
Incentive Stock Options
An incentive stock option is an option that meets the requirements of Section 422 of the Code. A participant generally will not have taxable income when granted an incentive stock option or when exercising the option. If the participant exercises the option and does not dispose of the shares until the later of two years after the grant date and one year after the exercise date, the entire gain, if any, realized when the participant sells the shares generally will be taxable as long-term capital gain. We generally will not be entitled to any corresponding tax deduction.
If a participant disposes of the shares received upon exercise of an incentive stock option within the one-year or two-year periods described above, it will be considered a “disqualifying disposition,” and the option will be treated as a non-qualified stock option for federal income tax purposes. If a participant exercises an incentive stock option more than three months after the participant's employment or service with us terminates, the option will be treated as a non-qualified stock option for federal income tax purposes. If the participant is disabled and terminates employment or service because of his or her disability, the three-month period is extended to one year. The three-month period does not apply in the case of the participant's death.
Restricted Stock Units
A participant generally does not recognize income, and the Company generally will not be allowed a tax deduction, at the time an RSU is granted. When the RSUs vest and are settled for cash or shares, the participant generally will be required to recognize as income an amount equal to the fair market value of the shares or the amount of cash on the date of settlement, and the Company generally will be allowed a corresponding tax deduction at that time. Any gain or loss recognized upon a subsequent sale or exchange of the shares (if settled in shares) is generally treated as capital gain or loss for which we are not entitled to a deduction.
New Plan Benefits

Because awards under the 2010 Plan are discretionary and are not subject to set benefits or amounts, the awards that will be made to particular individuals or groups of individuals in the future under the 2010 Plan are not currently determinable. See the “Summary Compensation” Table and the “Outstanding Equity Awards” Table on pages 24 and 26 of this Proxy Statement, respectively, which set forth certain information regarding awards granted to our named executive officers during 2016 under the 2010 Plan.
* * *

The Board believes that it is in the best interests of the Company and its stockholders to enable the Company to implement compensation arrangements that qualify as fully tax deductible performance-based compensation. The Board is therefore asking stockholders to approve, for Section 162(m) purposes, the material terms of the performance goals set forth above for use with grants under the 2010 Plan. However, stockholder approval of the performance goals to be used for purposes of the 2010 Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the 2010 Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the performance goals for stockholder approval should not be viewed as a guarantee that the Company can deduct all compensation under the 2010 Plan. Nothing in this proposal precludes the Company or the Compensation Committee of the Board of Directors from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m), nor is there any guarantee that awards intended to qualify for tax deductibility under Section 162(m) will ultimately be viewed as so qualifying by the Internal Revenue Service.

The Board of Directors recommends a vote FOR the approval of the material terms of the performance goals under Section 162(m) of the Code to be used for purposes of the Company’s Amended and Restated 2010 Stock Incentive Plan.

PROPOSAL NO. 4 - APPROVAL OF MATERIAL TERMS OF THE SECTION 162(M) PERFORMANCE GOALS FOR PURPOSES OF ANNUAL INCENTIVE BONUSES
The Board of Directors recommends that stockholders approve the material terms of the performance goals applicable to awards granted pursuant to the Company’s annual incentive bonus arrangements (as in effect from time-to-time, the “Bonus Plan”). Approval of the material terms of the performance goals is a condition for certain awards made under the Bonus Plan to qualify as fully tax-deductible performance-based compensation under Section 162(m) of the Code.
As discussed in Proposal No. 3 above, Section 162(m) places a limit of $1 million on the amount the Company may deduct in any one year for compensation paid to a “covered employee,” which means any person who as of the last day of the fiscal year is the chief executive officer or one of the Company’s three highest compensated executive officers other than the CFO, as determined under SEC rules. There is, however, an exception to this limit on deductibility for compensation that satisfies certain conditions for “qualified performance-based compensation” set forth under Section 162(m). One of the conditions requires stockholder approval every five years of the material terms of the performance goals of the plan under which the compensation will be paid after a “grandfathering” period following an initial public offering that expires at the Annual Meeting.
As described in Proposal No. 3 above, for purposes of Section 162(m), the material terms of the performance goals include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects of Bonus Plan is discussed below.
Eligibility and Participation
The specific terms of the Bonus Plan may change from year-to-year. All employees of the Company may be eligible to participate in the Bonus Plan and receive cash bonuses thereunder.
Performance Goals
Bonuses under the Bonus Plan for covered employees will be contingent upon the satisfaction of performance goals as determined by the Compensation Committee of the Board, which may include performance goals based on total stockholder return; net income; pretax earnings; other earnings-related metrics, including EBITDA; pretax operating earnings measures; operating margin; earnings per share; return on equity; return on capital; return on investment; operating earnings; working capital; revenue or sales-related measures; expenses or expense levels; debt reduction; and cash flow.
Determination of Performance-Based Compensation and Maximum Grants and Awards Under the Bonus Plan
Performance-based compensation will be paid solely on account of the attainment of one or more objective performance goals established in writing by the Compensation Committee while the attainment of such goals is substantially uncertain. Performance goals will be based on one or more business criteria that apply to an individual, a business unit or the Company as a whole, and may be measured on an absolute basis or on a relative basis and on a GAAP or non-GAAP basis, annually or over a period of years. The Compensation Committee is prohibited from increasing the amount of compensation payable if a performance goal is met, but may reduce or eliminate compensation even if such performance goal is attained.
To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance under a performance goal to (A) eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) exclude one or more of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under an incentive plan or any other compensation arrangement maintained by the Company.
Maximum Annual Incentives
The maximum amount that may be earned as an annual incentive award or other annual cash award (including any incentive bonus under the 2010 Plan, as described in Proposal No. 3 on page 13 of this Proxy Statement) in a calendar year by any one covered executive officer shall be $2.0 million.

* * *
The Board believes that it is in the best interests of the Company and its stockholders to enable the Company to implement compensation arrangements that qualify as fully tax deductible performance-based compensation. The Board is therefore asking stockholders to approve, for Section 162(m) purposes, the material terms of the performance goals set forth above for use with grants under the Bonus Plan. However, stockholder approval of the performance goals to be used under the Bonus Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Bonus Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the Bonus Plan’s performance goals for stockholder approval should not be viewed as a guarantee that the Company can deduct all compensation under the Bonus Plan. Nothing in this proposal precludes the Company or the Compensation Committee of the Board of Directors from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m), nor is there any guarantee that awards intended to qualify for tax deductibility under Section 162(m) will ultimately be viewed as so qualifying by the Internal Revenue Service.

The Board of Directors recommends a vote FOR the approval of material terms of the performance goals under Section 162(m) of the Code for purpose of annual incentive bonuses.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information as of January 3, 2017, about shares of common stock that may be issued under our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options and warrants (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	2,726,547	$12.34	3,913,823
Equity compensation plans not approved by security holders	—	—	—
Total	2,726,547	$12.34	3,913,823
______________________________

(1)
Includes in column (a) 2,574,932 shares of Class A common stock issuable upon exercise of options outstanding under the 2010 Plan, 28,850 shares of Class B common stock issuable upon exercise of a warrant granted to a consultant, and 122,765 gross number of shares of Class A common stock underlying outstanding RSUs. The shares underlying the warrant and outstanding RSUs are not included in the calculation of the Weighted-Average Exercise Price in column (b). Includes in column (c) 3,244,135 shares of Class A common stock available for issuance upon exercise of future grants under the 2010 Plan and 669,688 shares of Class A common stock available for future issuance under the Company’s Employee Stock Purchase Plan. Material features of the Company’s Stock Incentive Plan and Employee Stock Purchase Plan are set forth in Note 10, Stock-Based Compensation and Note 12, Employee Benefit Plans, to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 3, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of Class A and Class B of our common stock as of April 12, 2017 (except where otherwise noted below) for:

•	each stockholder known by us to be the beneficial owner of more than 5% of any class of our outstanding shares of common stock;

•	each of our directors and director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.
As of April 12, 2017, Argentia beneficially owned 1,522,098 shares of Class B common stock, which represented 100% of the outstanding shares of Class B common stock on that date. Class B common stock has the same rights as the common stock except that holders of Class B common stock will not be entitled to vote in the election or removal of directors unless converted into Class A common stock.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership in the following table is based on 41,013,050 shares of common stock outstanding as of April 12, 2017 (of which 39,490,952 were Class A common stock and 1,522,098 were Class B common stock), unless otherwise indicated in the footnotes below. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed to be outstanding all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or exercisable within 60 days of April 12, 2017. Under the SEC rules, we did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Noodles & Company, 520 Zang Street, Suite D, Broomfield, CO 80021.

	Shares Beneficially Owned		Voting Shares Beneficially Owned
	Shares	Percent	Shares	Percent
Name and Address of Beneficial Owner

Stockholders owning more than 5%
Entities affiliated with L Catterton(1)	11,092,853	27.05%	11,092,853	28.09%
Mill Road Capital II, L.P.(2)	8,873,240	21.64%	8,873,240	22.47%
Argentia Private Investments Inc.(3)	8,266,858	20.16%	6,744,760	17.08%
FMR LLC (4)	3,951,069	9.63%	3,951,069	10.00%

Named Executive Officers and Directors
Dave Boennighausen(5)	169,572	*	169,572	*
Paul Strasen(6)	217,416	*	217,416	*
Kevin Reddy(7)	1,161,739	2.83%	1,161,739	2.94%
Kathy Lockhart(8)	46,196	*	46,196	*
Mark Mears	—	*	—	*
Scott A. Dahnke(1)	11,092,853	27.05%	11,092,853	28.09%
Andrew Taub	—	*	—	*
Thomas Lynch(2)	8,873,240	21.64%	8,873,240	22.47%
François Dufresne	—	*	—	*
Robert Hartnett	9,652	*	9,652	*
Jeffrey Jones(9)	18,704	*	18,704	*
Johanna Murphy(10)	13,193	*	13,193	*

All Executive Officers and Directors as a Group (11)(11)	21,602,565	52.67%	21,602,565	54.70%
*        Indicates ownership of less than one percent.
__________________________

(1)
Based on (1) the information included in the most recently available Schedule 13D filed with the SEC on February 9, 2017, which reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by Catterton-Noodles, LLC, certain of its subsidiaries and affiliates (including L Catterton), and other companies (collectively, the “Catterton Reporters”) and (2) subsequent information known to the Company. In its Schedule 13D, Catterton Reporters disclosed having shared voting power and shared dispositive power over 11,092,853 shares, including 4,252,873 shares of our Class A common stock issuable upon conversion of the preferred stock and exercisable within 60 days of April 12, 2017.  On April 12, 2017, these shares of preferred stock have been converted into 4,252,873 shares of our Class A common stock.  Scott Dahnke is a Global Co-CEO of L Catterton, and in such capacity has voting and investment control over the securities. Mr. Dahnke disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The principal business address of L Catterton is 599 West Putnam Avenue, Greenwich, CT 06830.

(2)
Based on the information as of March 23, 2017 included in a Schedule 13D filed with the SEC on March 23, 2017 by Mill Road Capital II, Mill Road Capital II GP LLC, the general partner of Mill Road (“Mill Road GP”), and Thomas E. Lynch and Scott P. Scharfman, each of whom is a management committee director of Mill Road GP. Each of Mill Road and Mill Road GP disclosed having sole voting power and sole dispositive power over 8,873,240 shares of our Class A common stock, and each of Messrs. Lynch and Scharfman disclosed having shared voting power and shared dispositive power over 8,873,240 shares of our Class A common stock. Each of Messrs. Lynch and Scharfman disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The principal business address of each such person is 382 Greenwich Avenue, Suite One, Greenwich, CT 06830.

(3)
Based on the information as of February 8, 2017 included in the most recently available Schedule 13D filed with the SEC on February 21, 2017, which reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by Argentia Private Investments Inc. (“Argentia”), which is affiliated with the Public Sector Pension Investment Board (“PSP Investments”), a Canadian Crown Corporation (collectively, the “Argentia Reporters”). Argentia Reporters disclosed having sole voting power over 8,266,858 shares, which consists of 6,744,760 shares of our Class A common stock and 1,522,098 shares of our Class B common stock held by Argentia. André Bourbonnais is President and Chief Executive Officer of PSP Investments. He is also President of Argentia.  Guthrie Stewart is Director and Vice-President of Argentia and Senior Vice President and Global Head of Private Investments of PSP Investments. Nathalie Bernier is Director and Vice-President of Argentia and Senior Vice President, Strategic and Business Planning and Chief Financial Officer of PSP Investments. In such capacities, Mr. Bourbonnais, Mr. Stewart and Ms. Bernier have investment control over such securities. Mr. Stewart and Stephanie Lachance, Vice President, Responsible Investment of PSP Investments, have voting control over such securities on behalf of Argentia. Mr. Bourbonnais, Mr. Stewart, Ms. Bernier and Ms. Lachance disclaim beneficial ownership of such securities. The principal business address of Argentia is 1250 Réne Lévesque Boulevard West, Suite 1400, Montreal, Quebec, Canada H3B 5E9.

(4)
Based on the information as of December 30, 2016 included in the most recently available Schedule 13G/A filed with the SEC on February 14, 2017, which reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies (collectively, the “FMR Reporters”). FMR Reporters disclosed having sole voting power over 440, 011 shares and sole investment power over 3,951,069 shares. FMR Reporters do not have the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. The principal address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(5)
Includes options to purchase 163,520 shares of our Class A common stock which will be exercisable within 60 days and 4,552 shares subject to restricted stock units which will vest and settle within 60 days of April 12, 2017.

(6)
Includes options to purchase 209,960 shares of our Class A common stock which will be exercisable within 60 days and 2,513 shares subject to restricted stock units which will vest and settle within 60 days of April 12, 2017.

(7)	Includes options to purchase 1,161,739 shares of our Class A common stock exercisable within 60 days of April 12, 2017.

(8)
Includes options to purchase 44,8520 shares of our Class A common stock which will be exercisable within 60 days and 894 shares subject to restricted stock units which will vest and settle within 60 days of April 12, 2017.

(9)	Includes options to purchase 14,117 shares of our Class A common stock exercisable within 60 days of April 12, 2017.

(10)	Includes options to purchase 8,606 shares of our Class A common stock exercisable within 60 days of April 12, 2017.

(11)
Includes options to purchase 441,055 shares of our Class A common stock which will be exercisable within 60 days and 7,959 shares subject to restricted stock units which will vest and settle within 60 days of April 12, 2017.

EXECUTIVE COMPENSATION
Our named executive officers, or NEOs, for 2016 are:

•	Dave Boennighausen, our Interim Chief Executive Officer and Chief Financial Officer;

•	Paul Strasen, our Executive Vice President, General Counsel and Secretary;

•	Kathy Lockhart, our Vice President and Controller;

•	Kevin Reddy, our former Chairman and Chief Executive Officer; and

•	Mark Mears, our former Chief Marketing Officer.
2016 Summary Compensation Table
The following table summarizes the compensation for 2016 and 2015 awarded to, earned by or paid to our principal executive officer and two most highly-compensated executives other than the principal executive officer, who were serving at the end of 2016, as well as the compensation awarded to two individuals who would have qualified to be among the two most highly-compensated executives other than the principal executive officer, but for the fact that the individuals were not serving as executive officers of our Company as of the end of 2016.

Name and Principal Position	Year	Salary	Bonus (1)	Equity Awards(2)	Non-equity incentive plan compensation(3)	All other Compensation (5)	Total
Dave Boennighausen	2016	$387,692	$63,750	$201,574	$60,000	$13,563	$726,579
Interim Chief Executive Officer and Chief Financial Officer	2015	332,885	—	274,375	—	16,294	623,554
Paul Strasen	2016	307,654	—	111,298	27,940	20,862	467,754
Executive Vice President, General Counsel & Secretary	2015	289,000	—	158,172	—	17,454	464,626
Kathy Lockhart	2016	217,710	—	39,597	12,990	9,495	279,792
Vice President and Controller	2015	211,938	—	115,235	—	9,079	336,252
Kevin Reddy	2016	426,062	—	302,366	—	311,312	1,039,740
Former Chairman and Chief Executive Officer	2015	703,846	—	129,088	—	28,353	861,287
Mark Mears	2016	223,248	—	101,733	—	114,454	439,435
Former Chief Marketing Officer	2015	119,519	—	120,522	—	1,407	241,448
______________________________

(1)
In connection with Mr. Boennighausen’s appointment as interim Chief Executive Officer in July 2016, the Company agreed to pay him a nondiscretionary bonus of $15,000 a month, payable monthly, for the duration of his tenure as interim Chief Executive Officer.

(2)
Amounts represent the aggregate grant date fair value of equity awards granted in 2016 and 2015, calculated in accordance with FASB Accounting Standards Codification Topic 718. Each of our NEOs has received annual grants of equity awards at or about the time of our annual meeting of stockholders. A description of the methodologies and assumptions we use to value option awards and the manner in which we recognize the related expense are described in Note 10, Stock-Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 3, 2017. These amounts may not correspond to the actual value eventually realized by each NEO because the value depends on the market value of our common stock.

(3)
No bonuses were paid under our non-equity incentive plan to our named executive officers for 2015; however, a bonus was paid to Messrs. Boennighausen and Strasen and Ms. Lockhart under our non-equity incentive plan for 2016 although we did not achieve our adjusted EBITDA targets. For each year, we maintained a bonus plan that provided each NEO with the opportunity to earn a bonus based on achievement of adjusted EBITDA goals for the applicable year. The target bonuses were 50% of base salary for Mr. Boennighausen, 40% of base salary for Mr. Strasen and 25% for Ms. Lockhart. The Compensation Committee of the Board reserves the right to exercise discretion to increase or decrease such bonuses based on other factors, which can include an executive officer’s individual performance. With respect to the amounts awarded in 2016, the Compensation Committee determined, in its discretion, to award the bonuses set forth above based on each executive officer’s individual performance.

(4)Amounts shown in this column are detailed in the table below:

Name	Year	Car Allowance	Severance Benefits	Life Insurance	Health & Wellness	Total Other Compensation
Dave Boennighausen	2016	$10,844	$—	$2,094	$625	$13,563
	2015	9,980	—	2,094	4,220	16,294
Paul Strasen	2016	13,534	—	7,328	—	20,862
	2015	7,546	—	6,938	2,970	17,454
Kathy Lockhart	2016	4,856	—	3,662	977	9,495
	2015	4,687	—	3,404	988	9,079
Kevin Reddy	2016	12,344	295,170	3,173	625	311,312
	2015	19,903	—	6,100	2,350	28,353
Mark Mears	2016	958	108,462	2,064	2,970	114,454
	2015	—	—	1,407	—	1,407

Outstanding Equity Awards at January 3, 2017
The following table sets forth information concerning stock options, and restricted stock that have not vested, for each of our NEOs outstanding as of January 3, 2017.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)
Dave Boennighausen	63,333	—		$8.67	12/27/2020
	22,503	—		$9.53	05/14/2022
	43,275	—		$12.13	12/06/2022
	10,000	10,000	(1)	$31.53	05/13/2024
	8,750	26,250	(2)	$16.70	05/06/2025
	1,909	17,183	(3)	$10.64	11/16/2025
						18,209	(4)	73,746
Paul Strasen	147,135	—		$8.67	12/27/2020
	43,275	—		$12.13	12/06/2022
	5,500	5,500	(1)	$31.53	05/13/2024
	5,125	15,375	(2)	$16.70	05/06/2025
	1,050	9,451	(3)	$10.64	11/16/2025
						10,054	(4)	40,719
Kathy Lockhart	26,312	—		$8.67	12/27/2020
	4,327	—		$12.13	12/06/2022
	1,470	491	(5)	$18.00	06/27/2023
	3,100	3,100	(1)	$31.53	05/13/2024
	1,156	2,311	(6)	$18.43	03/04/2025
	2,374	7,123	(2)	$16.70	05/06/2025
	1,034	9,306	(3)	$10.64	11/16/2025
						3,577	(4)	14,487
Kevin Reddy	922,046	—		$8.67	10/23/2017
	227,193	—		$18.00	10/23/2017
	10,000	—		$31.53	10/23/2017
	2,500	—		$16.70	10/23/2017
Mark Mears	—	—
______________________________

(1)	The options vest in two equal installments on May 13, 2017 and 2018.

(2)	The options vest in three equal installments on May 6, 2017, 2018 and 2019.

(3)	Represents the remaining three vesting installments of options which are 10% vested, and the remaining installments of which vest 20%, 30% and 40% on November 16, 2017, 2018 and 2019, respectively.

(4)	Represents restricted stock units (“RSUs”) awarded on May 5, 2016, which vest in four equal installments on May 5, 2017, 2018, 2019 and 2020.

(5)	The options vest on June 27, 2017.

(6)	The options vest in two equal installments on March 4, 2017 and 2018.

Potential Payments and Acceleration of Equity upon Termination or Termination in Connection with a Change in Control
Employment and Severance Agreements
We are a party to an employment agreement with Mr. Reddy (the “Employment Agreement”). As previously disclosed, on July 25, 2016, Mr. Reddy resigned as a member of our Board of Directors, from his position as the Chairman of the Board of the Directors and from his position as our Chief Executive Officer. In connection with Mr. Reddy’s transition, we entered into a Release Agreement with Mr. Reddy, dated July 25, 2016 (the “Release Agreement”), pursuant to which Mr. Reddy is entitled to severance payments totaling one and one-half times his current base salary, COBRA premiums for eighteen months and the right to exercise vested options to purchase our Class A common stock through October 23, 2017. Through the Release Agreement, Mr. Reddy releases, waives and discharges the Company from any and all employment-related claims, and the Company releases and discharges Mr. Reddy from certain claims arising prior to July 25, 2016. In addition, pursuant to the Employment Agreement, Mr. Reddy generally is prohibited from competing with the Company in North American fast- or quick-casual restaurants that derive at least 20% of their revenue from sales of noodles or pasta dishes for 18 months following his resignation, and from soliciting employees of the Company for 12 months following his resignation.
We are a party to severance agreements with Mr. Boennighausen and Mr. Strasen (the “Severance Agreements”). Pursuant to the Severance Agreements, each executive is an “at-will” employee. If the Company terminates the executive’s employment without “cause” (as such term is defined in the Severance Agreements) the executive is entitled to receive compensation equal to nine months of his then-current base salary, payable in equal installments over nine months, a pro rata bonus for the year of termination and reimbursement of “COBRA” premiums for up to nine months for the executive and his dependents. The severance payments are conditioned upon the executive entering into a mutual release of claims with us. The Severance Agreements also include noncompetition and nonsolicitation covenants, which restrict Mr. Boennighausen and Mr. Strasen from engaging in a competitive business during their employment and for 9 months thereafter, or soliciting employees at or above the level of vice president during their employment and for 9 months thereafter. For this purpose, “competitive business” is defined as any business engaged in the fast casual restaurant business in North America that derives 20% or more of its revenues from the sale of noodle or pasta dishes.
In addition, each of the executives’ outstanding unvested options provide that in the event his employment is terminated without cause within 12 months following a change in control, any remaining unvested portion of such options will vest.
Payments Upon Termination or Change in Control
None of our NEOs are entitled to receive payments or other benefits upon termination of employment or a change in control, except as provided in the Severance Agreements described above.
Certain Other Compensation Plans
401(k) Plan
We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to defer eligible compensation subject to applicable annual Internal Revenue Code limits. No employer contributions were made to the 401(k) plan in 2015 or 2016. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to be qualified under Section 401(a) of the Internal Revenue Code.
Pension Benefits
Our NEOs did not receive any benefits from the Company under any pension or retirement plan we sponsored during 2015 or 2016.
Nonqualified Deferred Compensation
On May 16, 2013 the Company adopted The Executive Non-Qualified “Excess” Plan (the “Excess Plan”). The Excess Plan provides supplementary benefits to the eligible participants whose benefits under the Company’s 401(k) Plan are limited because of the restriction on annual additions that may be made to a qualified defined contribution plan and/or the limitation on compensation that may be taken into account in calculating contributions to such a plan. Our NEOs did not earn any nonqualified deferred compensation benefits from us during 2015 or 2016 under the Excess Plan or otherwise.

DIRECTOR COMPENSATION

We have adopted a non-employee director compensation plan covering non-employee directors. The non-employee director compensation plan provides for the payment of cash retainers for board and committee service, as well as an annual retainer equity grant for board service. Under the plan, each non-employee director covered by the plan receives an annual cash retainer for board service, an annual cash retainer for committee service and an annual cash retainer for serving as chair of a committee. The Board has currently fixed the retainer for board service at $50,000 per year (or $100,000 in the case of the Chairman of the Board), and it has fixed each of the retainers for committee service and committee chair at $10,000 per year, except that the retainer for service on a special committee composed of independent, disinterested members of the Board (the “Special Committee”), formed by the Board of Directors in late 2016 to evaluate various alternatives for improving the liquidity position of the Company, was fixed at a one-time payment of $20,000, and the retainer for serving as chair of the Special Committee was fixed at an additional one-time payment of $10,000. In addition, except as provided below with respect to directors appointed by L Catterton and Argentia, at the close of business on the date of the Company’s annual meeting of stockholders, each non-employee director covered by the plan will receive restricted stock units (“RSUs”), which shall be fully vested upon grant, having a fair market value at the date of grant equal to $50,000 (or $100,000 in the case of the Chairman of the Board).
Directors who are also employees, such as Mr. Boennighausen, do not and will not receive any compensation for their services as directors. In addition, under the stockholders agreement with L Catterton and Argentia, the Company is required to pay the directors appointed by L Catterton and Argentia an annual fee of $100,000 (or such other amount that may be determined by the Board of Directors to be payable to non-employee directors) for each such director serving on the Board of Directors; provided, that any fees and stock awards otherwise payable to directors appointed by L Catterton shall instead be paid directly to Catterton Management Company, L.L.C. and any fees and stock awards otherwise payable to directors appointed by Argentia shall instead be paid directly to Argentia. The directors appointed by L Catterton and Argentia include Messrs. Dahnke and Taub appointed by L Catterton and Mr. Dufresne appointed by Argentia. Stuart Frenkiel, who served as a director for a portion of 2016, was appointed by Argentia. In 2016, L Catterton and Argentia each waived the requirement that director fees be paid to its board designees for the first two quarters of the 2016 fiscal year. Because the non-employee director compensation plan also provided for RSU grants to each of the directors appointed by L Catterton and Argentia for their services during the 3rd and 4th fiscal quarters of 2016, having a fair market value of $25,000 as of July 1, 2016, these grants were transferred directly to Catterton Management Company, L.L.C. and Argentia, respectively.
Directors have been and will continue to be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our certificate of incorporation and bylaws, as well as the protection provided by director and office liability insurance provided by us.
The following table sets forth information concerning the compensation of our independent directors for the fiscal year ended January 3, 2017.

Director Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Total ($)
Scott Dahnke	$45,000	(1)	$18,906	(8)	$63,906
Francois Dufresne	35,000	(2)	18,906	(8)	$53,906
Robert Hartnett	70,000	(3)	99,995	(9)	$169,995
Jeffrey Jones	110,000	(4)	49,998	(10)	$159,998
Johanna Murphy	60,000	(5)	49,998	(10)	$109,998
James Rand	80,000	(6)	49,998	(11)	$129,998
Andrew Taub	25,000	(7)	18,906	(8)	$43,906
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(1)
This amount includes $5,000 for serving on each of the Compensation and Nominating and Corporate Governance committees and $5,000 for serving as the Chairman of each of the Compensation and Nominating and Corporate Governance committees. All amounts to which Mr. Dahnke is entitled are paid directly to Catterton Management Company, L.L.C., which is affiliated with our large stockholder L Catterton.

(2)	This amount includes $5,000 for serving on each of the Compensation and Nominating and Corporate Governance committees. All amounts to which Mr. Dufresne is entitled are paid directly to Argentia.

(3)	This amount includes $50,000 for serving as Chairman of the Board, as well as $20,000 for serving on the Special Committee.

(4)
This amount includes $10,000 for serving as the Chairman of the Audit Committee and $10,000 for serving on each of the Audit and Compensation committees, as well as $20,000 for service on the Special Committee and $10,000 for serving as the Chairman of the Special Committee.

(5)	This amount includes $10,000 for serving as a member of the Audit Committee.

(6)	This amount includes $10,000 for serving as a member of the Audit Committee and $20,000 for serving on the Special Committee.

(7)	All amounts to which Mr. Taub is entitled are paid directly to Catterton Management Company, L.L.C.

(8)
The annual retainer grant in 2016 had a grant date fair value (computed in accordance with FASB ASC Topic 718) of $7.42 per share. The shares in the retainer grants for Messrs. Dahnke and Taub were transferred directly to Catterton Management Company, L.L.C., and the shares in the retainer grant for Mr. Dufresne were transferred directly to Argentia.

(9)	The annual retainer grant in 2016 had a grant date fair value (computed in accordance with FASB ASC Topic 718) of $10.36 per share.

(10)	The annual retainer grant in 2016 had a grant date fair value (computed in accordance with FASB ASC Topic 718) of $10.90 per share.

(11)	Mr. Rand entered into an agreement with the Company to defer receipt of the annual retainer grant to which he was entitled in 2016, until Mr. Rand ceases to be a director of the Company.

TRANSACTIONS WITH RELATED PERSONS

The following is a description of each transaction since December 31, 2015, including any currently proposed transaction, in which we were or are to be a participant, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, director nominees, executive officers, beneficial holders of more than 5% of either our Class A or our Class B common stock, or any of their immediate family members had or will have a direct or indirect material interest.
Stockholders Agreement. In connection with our initial public offering, we amended and restated our stockholders agreement, dated as of July 2, 2013, with L Catterton and Argentia (our “Equity Sponsors”), which amendment and restatement became effective upon the completion of our initial public offering. The stockholders agreement grants our Equity Sponsors the right, subject to certain conditions, to nominate representatives to our Board of Directors and committees of our Board of Directors. L Catterton and Argentia each will have the right to designate two members to our Board of Directors, and the parties to the stockholders agreement will agree to vote to elect such director designees.
Additionally, L Catterton and Argentia have agreed to elect each other’s director nominees and to not take certain actions affecting us without the consent of the other.
If at any time an Equity Sponsor owns more than 10.0% and less than 20.0% of our outstanding Class A and Class B common stock, such Equity Sponsor has the right to designate one nominee for election to our Board of Directors. If an Equity Sponsor’s ownership level falls below 10.0% of our outstanding Class A and Class B common stock, such Equity Sponsor will no longer have a right to designate a nominee. In addition, for so long as L Catterton and Argentia together hold at least 35.0% of the voting power of our outstanding common stock, certain actions may not be taken without the approval of L Catterton (so long as it holds at least 5.0% of the voting power of our outstanding common stock) and Argentia (so long as it holds at least 5.0% of the voting power of our outstanding common stock (for certain of which actions we have obtained a waiver from each of the Equity Sponsors in connection with our completion of the private placement)), including:

•
any merger, recapitalization or other adjustment in voting rights, if following such event, L Catterton and Argentia would not together have sufficient voting power or otherwise be entitled to elect a majority of our Board of Directors;

•	any sale of all or substantially all the assets of the Company;

•	the issuance of any capital stock or debt securities of us or any of our subsidiaries for consideration exceeding $50.0 million, other than certain issuances upon the grant of equity awards;

•	the creation of any new class or series of shares of equity securities having rights, preferences or privileges senior to or on a parity with the common stock; or

•
any amendment of our certificate of incorporation, bylaws or equivalent organization documents of the Company or any subsidiary of the Company in a manner that could reasonably be expected to adversely affect the rights of L Catterton or Argentia.

Private Placement to L Catterton. On February 8, 2017, we entered into a securities purchase agreement with L Catterton, pursuant to which we sold to L Catterton, in return for aggregate gross proceeds to us of $18.5 million, an aggregate of 18,500 shares of Series A Convertible Preferred Stock, par value $0.01 per share, convertible into 4,252,873 shares of Class A common stock at a conversion price of $4.35 per share, for a purchase price of $1,000 per share, plus warrants exercisable beginning six months following their issuance for the purchase of 1,913,793 shares of Class A common stock at a price per share of $4.35. On April 12, 2017, 18,500 shares of Preferred Stock were converted into 4,252,873 shares of Class A common stock. The securities purchase agreement with L Catterton also provides for the registration of the Class A common stock underlying the Convertible Preferred Stock and the warrants, as well as any outstanding shares of Class A common stock or other Company equitable securities held by L Catterton. Such registration statement, subject to customary exceptions, is to become effective by July 2, 2017.
In connection with the private placement with L Catterton, we entered into a Letter Agreement with Argentia that provides we will indemnify Argentia in limited circumstances for certain losses incurred by Argentia or its affiliates that arise out of the private placement, for which transaction Argentia provided its consent pursuant to the terms of our stockholders agreement.  The Letter Agreement, among other things, also provides for the registration of shares of Class A common stock (including shares of Class A common stock into which shares of Class B common stock may be converted) held by Argentia, by us on terms substantially similar to the registration rights that we agreed to provide to L Catterton in the Securities Purchase Agreement.  The specific rights of Argentia are set forth in the Letter Agreement attached as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on February 9, 2017.

Private Placement to Mill Road Capital. On March 13, 2017, we entered into a securities purchase agreement with Mill Road Capital, pursuant to which we sold to Mill Road Capital, in return for aggregate gross proceeds of $31.5 million, an aggregate of 8,873,240 shares of our Class A common stock, par value $0.01 per share, for a purchase price of $3.55 per share. Under the securities purchase agreement with Mill Road Capital, if at any time Mill Road Capital owns 10.0% or more of our outstanding Class A and Class B common stock, Mill Road Capital has the right to designate one nominee for election to our Board of Directors. If Mill Road Capital’s ownership level falls below 10.0% of our outstanding Class A and Class B common stock, Mill Road Capital will no longer have a right to designate a nominee. Our securities purchase agreement with Mill Road Capital also provides for the registration of any outstanding shares of Class A common stock or other Company equity securities held by Mill Road Capital. Such registration statement, subject to customary exceptions, is to become effective by July 2, 2017.
Registration Rights Agreement. Pursuant to the terms of a registration rights agreement between us and certain holders of our stock, including L Catterton, certain of its affiliates and Argentia, certain holders of our stock are entitled to demand and piggyback rights:

•
Demand Registrations. Under the registration rights agreement, both L Catterton and Argentia are able to require us to file a registration statement under the Securities Act, covering at least 10.0% of our equity interests, and we are required to notify holders of such securities in the event of such request (a “Demand Registration Request”). Each of L Catterton and Argentia can issue unlimited Demand Registration Requests, unless we are ineligible to use Form S-3, in which case we will not be obligated to grant more than three Demand Registration Requests to each of L Catterton and Argentia during such period of ineligibility.

•
Piggyback Registrations. Under the Registration Rights Agreement, if at any time we propose or are required to register any of our equity securities under the Securities Act (other than a demand registration or pursuant to an employee benefit or dividend reinvestment plan), we will be required to notify each eligible holder of its right to participate in such registration and to use commercially reasonable efforts to cause all eligible securities requested to be included in the registration to be so included.

Procedures for Approval of Related Party Transactions. Our policies on related party transactions, which are included in our Audit Committee charter and our Employee Code of Business Conduct and Ethics, address the policies and procedures for review and approval of related party transactions. These policies cover certain relationships and material obligations and interests. These policies provide that, in determining whether or not to recommend the initial approval or ratification of a related party transaction, all relevant facts and circumstances available shall be considered. The Audit Committee is responsible for approval and ratification of certain related person transactions pursuant to the applicable policies and procedures. All of the above-summarized transactions have been approved in accordance with such policies.

REPORT OF THE AUDIT COMMITTEE
This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that The Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act of 1933 or the Securities Exchange Act of 1934.
The principal purpose of the Audit Committee is to assist the Board of Directors in its oversight of (i) the integrity of our accounting and financial reporting processes and the audits of our financial statements; (ii) our system of disclosure controls and internal controls over financial reporting; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditor; (v) the performance of our independent auditor; and (vi) the business practices and ethical standards of the Company. The Audit Committee is responsible for the appointment, compensation, retention and oversight of work of the Company’s independent auditor. The Audit Committee’s function is more fully described in its charter.
Our management is responsible for the preparation, presentation and integrity of our financial statements, for the appropriateness of the accounting principles and reporting policies that we use and for establishing and maintaining adequate internal control over financial reporting. Ernst & Young LLP, or Ernst & Young, our independent registered public accounting firm for 2016, was responsible for performing an independent audit of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 3, 2017, and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.
The Audit Committee has reviewed and discussed with management our audited financial statements included in our Annual Report on Form 10-K for the year ended January 3, 2017.
The Audit Committee has also reviewed and discussed with Ernst & Young the audited financial statements in the Form 10-K. In addition, the Audit Committee discussed with Ernst & Young those matters required to be discussed under applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”). Additionally, Ernst & Young provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with Ernst & Young its independence from the Company.
Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Form 10-K for filing with the SEC.

THE AUDIT COMMITTEE

Jeffrey Jones (Chair)
Johanna Murphy

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 and SEC rules require our directors, executive officers and persons who own more than 10% of any class of our common stock to file reports of their ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Based solely on our review of the reports filed during 2016, and on written representations from such reporting persons, we determined that no director, executive officer or beneficial owner of more than 10% of any class of our common stock failed to file any report as required under Section 16(a) on a timely basis during 2016.

STOCKHOLDER PROPOSALS
Stockholder proposals for inclusion in the Company’s Proxy Statement and form of proxy pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, relating to the Company’s 2018 annual meeting of stockholders to be held in 2018 must be received by the Company at the principal executive offices of the Company no later than the close of business on December 19, 2017. Stockholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2018 (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on February 10, 2018 and not earlier than the close of business on January 11, 2018. However, if the Company changes the date of the 2018 annual meeting of stockholders to a date more than 30 days before or 70 days after the anniversary of the 2017 Annual Meeting, then such notice must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Company. Any matter so submitted must comply with the other provisions of the Company’s bylaws and be submitted in writing to the Secretary at the principal executive offices.
DIRECTORS’ ATTENDANCE AT ANNUAL STOCKHOLDER MEETINGS
The Company invites its Board members to attend its annual stockholder meetings and requires that they make every effort to attend the annual meetings absent an unavoidable and irreconcilable conflict. All eight of the Company’s directors then serving attended the Company’s 2016 Annual Meeting of Stockholders.
STOCKHOLDER COMMUNICATIONS
Any security holder of the Company wishing to communicate with the Board may write to the Board at Board of Directors, c/o Corporate Secretary, Noodles & Company, 520 Zang Street, Suite D, Broomfield, CO 80021, or by email at investorrelations@noodles.com. The Corporate Secretary will maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communication, as determined by the Corporate Secretary. The Board or individual directors so addressed will be advised of any communication withheld for safety or security reasons as soon as practicable.

In addition, any person wishing to communicate with Robert Hartnett, the Company’s non-executive Chairman of the Board of Directors, or with the Company’s independent directors may do so by writing to them, c/o Corporate Secretary, Noodles & Company, 520 Zang Street, Suite D, Broomfield, CO 80021, or by email at investorrelations@noodles.com.
OTHER BUSINESS
The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
Whether or not you expect to attend the meeting, please vote so that your shares may be represented at the meeting.
WHERE YOU CAN FIND MORE INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.
We make available free of charge on or through our Internet website, investor.noodles.com, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The

SEC’s Internet website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.
WE WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR 2016 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1. STOCKHOLDERS SHOULD DIRECT SUCH REQUESTS TO THE COMPANY’S SECRETARY AT NOODLES & COMPANY, 520 ZANG STREET, SUITE D, BROOMFIELD, CO 80021, OR BY EMAIL AT INVESTORRELATIONS@NOODLES.COM.

NOODLES & COMPANY World Kitchen

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.proxypush.com/NDLS
Use the Internet to vote your proxy until 11:59 p.m. (CT) on May 10, 2017.

TELEPHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on May 10, 2017.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Please detach here

The Board of Directors Recommends a vote FOR each of the nominees listed in Item 1 below and FOR Items 2, 3 and 4.

Company Proposals:

1. Election of Class I directors: 01 Thomas Lynch 02 Robert Hartnett ☐ FOR all nominees (except as marked) ☐ WITHHOLD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF THE NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2, 3 AND 4.

Date ______________________________

Address Change? Mark box, sign, and indicate changes below: ☐

Signature(s) in Box

Please sign exactly as your name(s) appears on the proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide the full name of the corporation and the title of the authorized officer signing the proxy.

NOODLES & COMPANY

ANNUAL MEETING OF STOCKHOLDERS

May 11, 2017
10:00 a.m. Local Time

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 11, 2017.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

The proxy, when properly signed, will be voted in the manner specified in the proxy card. However, if a properly signed proxy is returned with no choice specified, the proxy will be voted FOR each of the nominees listed in Item 1 and FOR Items 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Dave Boennighausen and Paul Strasen, and each of them, and each with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments and postponements thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve).

See reverse for voting instructions.